EXHIBIT 99

FRANKLIN CAPITAL CORPORATION
450 PARK AVENUE, 20TH FLOOR
NEW YORK, NY 10022
(212) 486-2323 FAX (212) 755-5451

FOR IMMEDIATE RELEASE

FRANKLIN CAPITAL COMMENTS ON RECENT MARKET ACTIVITY

NEW YORK, NY: (BUSINESS WIRE): August 3, 2004 : Franklin Capital Corporation (AMEX:FKL) (the "Company"), a business development company listed on the American Stock Exchange, stated today that it has been advised by Milton "Todd" Ault ("Ault") that Ault Glazer & Company Investment Management LLC ("Ault Glazer"), a private investment management firm headquartered in Santa Monica, California, currently is in the process of purchasing additional shares of common stock of the Company in the open market and may increase its holdings to up to 49% of the outstanding common stock.

      Ault and Ault Glazer previously stated their intentions to take control of the Company in Amendment No. 4 to their original filing with the SEC on Schedule 13D, filed on June 2, 2004, and in each of their subsequent filings with the SEC. Likewise, the Company previously reported in its preliminary proxy statement filed with the SEC on July 30, 2004 that Ault Glazer, Ault and other related parties collectively indirectly beneficially own or control approximately 35.3% of the Company's outstanding common stock.

Press Contact: Stephen L. Brown
               Chairman and Chief Executive Officer
               Franklin Capital Corporation
               (212) 486-2323